FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NPS Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	87-0439579

(State of incorporation or organization)	(IRS Employer I.D. No.)

420 Chipeta Way,

Salt Lake City, Utah 84108-1256

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description set forth in Item 5 of the Registrant’s Form 8-K Current Report filed on December 19, 1996, as amended and supplement on Registrant’s Form 8-A12G/A filed on December 31, 2001, is amended and supplemented by the following amendments approved by the Board of Directors of the Company:

The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended as set forth in the Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof filed as Exhibit 4.3 to this Form 8-A/A;

Section 3(a) of the Rights Agreement is amended as set forth in the Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof filed as Exhibit 4.3 to this Form 8-A/A; and

Section 7(a) of the Rights Agreement is amended as set forth in the Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof filed as Exhibit 4.3 to this Form 8-A/A.

Item 2.    Exhibits.

4.1	*

Rights Agreement, dated as of December 4, 1996, between NPS Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock.

4.2	**	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.

4.3		Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.

*	Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K Current Report, filed with the Securities and Exchange Commission on December 19, 1996.
**	Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A12G/A, filed with the Securities and Exchange Commission on December 31, 2001.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 21, 2003	NPS PHARMACEUTICALS, INC.

	By:	/s/ JAMES U. JENSEN
James U. Jensen Corporate Development and Legal Affairs, and Secretary

EXHIBIT INDEX

No.		Exhibit

4.1	*

Rights Agreement, dated as of December 4, 1996, between NPS Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock.

4.2	**	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.

4.3		Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.

*	Incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K Current Report, filed with the Securities and Exchange Commission on December 19, 1996.
**	Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form 8-A12G/A, filed with the Securities and Exchange Commission on December 31, 2001.